UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2022

SEMTECH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-06395		95-2119684
(Commission File Number)		(IRS Employer Identification No.)

200 Flynn Road
Camarillo,	California	93012-8790
(Address of principal executive offices)		(Zip Code)

805-498-2111

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMTC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On October 6, 2022, Semtech Corporation (the "Company") issued a press release announcing its intent to offer (the “Offering”), subject to market conditions and other factors, $250 million in aggregate principal amount of convertible senior notes due 2027 (the “Notes”) in a private placement to eligible purchasers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Company intends to use a portion of the net proceeds of the Offering, if consummated, to fund a portion of the cash consideration for the acquisition of Sierra Wireless, Inc. (“Sierra Wireless”).

In connection with the Offering, the Company is disclosing certain information to prospective investors, including:

(i)	the audited consolidated financial statements of Sierra Wireless of and for the years ended December 31, 2021 and 2020, included as Exhibit 99.2 hereto;

(ii)	the unaudited interim consolidated financial statements of Sierra Wireless as of June 30, 2022 and for the three and six month periods ended June 30, 2022 and 2021, included as Exhibit 99.3 hereto;

(iii)	certain unaudited pro forma condensed combined financial information of the Company (including the unaudited pro forma condensed combined statement of income of and for the six months ended July 31, 2022 for the Company and June 30, 2022 for Sierra Wireless, the unaudited pro forma condensed combined statement of income for the year ended January 30, 2022 for the Company and December 31, 2021 for Sierra Wireless, the unaudited pro forma condensed combined balance sheet as of July 31, 2022 for the Company and June 30, 2022 for Sierra Wireless, and the notes to such unaudited pro forma condensed combined financial statements), included as Exhibit 99.4 hereto; and

(iv)	certain excerpts of additional information shared with prospective investors in connection with the Offering, included as Exhibit 99.5 hereto.

The information disclosed under this Item 7.01 (including each of the Exhibits described under this Item 7.01) does not constitute an offer to sell, or a solicitation of an offer to buy, any of the Notes in the Offering or any other securities of the Company, and none of such information shall constitute an offer, solicitation or sale of securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. The Notes have not been registered under the Securities Act or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws.

The information disclosed under this Item 7.01 (including each of the Exhibits described under this Item 7.01) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference into any filing made under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing. The furnishing of this information pursuant to Item 7.01 shall not be deemed an admission by the Company as to the materiality of such information.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

No.	Document Description

99.1	Press release dated October 6, 2022
99.2	The audited consolidated financial statements of Sierra Wireless as of and for the years ended December 31, 2021 and 2020
99.3	The unaudited interim consolidated financial statements of Sierra Wireless as of June 30, 2022 and for the three and six month periods ended June 30, 2022 and 2021
99.4	Certain unaudited pro forma condensed combined financial information of the Company
99.5	Excerpts of additional information shared with prospective investors in connection with the Offering
104	The cover page from the Company's Current Report on Form 8-K formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SEMTECH CORPORATION

Date: October 6, 2022	By:	/s/ Emeka N. Chukwu
	Name:	Emeka N. Chukwu
	Title:	Chief Financial Officer